EXHIBIT 31.3
CERTIFICATION
I, Christopher K. Seglem, certify that:
1.	I have reviewed this Amendment No. 1 to Form 10-K of Westmoreland Coal Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Omitted;

4.	Omitted;

5.	Omitted.

Date: April 30, 2007	/s/ Christopher K. Seglem
	Name:	Christopher K. Seglem
	Title:	Chairman of the Board, President and Chief Executive Officer